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                                                                  Exhibit 10.66
BIOGEN
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FOURTEEN CAMBRIDGE CENTER, CAMBRIDGE, MA 02142 - 617-679-2000 - FAX 617-
679-2838

                                                     August 23, 1999

Mr. Randy Grow
President
Nova Factor, Inc.
1620 Century Center Parkway, Suite 109
Memphis, TN 38134

Re:  Extension of Distribution and Services Agreement

Dear Randy:

         As you know, Biogen and Nova Factor are currently discussing the terms of an agreement to replace the current Distribution and Services Agreement between the parties dated November 1, 1995, as amended (the "Agreement"). The current Agreement expires on August 31, 1999 under the terms of an extension letter dated May 28, 1999. While discussions continue, Biogen would like to renew the Agreement, effective as of August 31, 1999, for an additional term (the "Extension Period") ending upon the earlier to occur of (i) execution of a new Distribution and Services Agreement or (ii) November 30, 1999. All of the terms and conditions of the Agreement shall apply with full force and effect during the Extension Period and are specifically incorporated herein by reference.

         If Nova Factor agrees to renew the Agreement during the Extension Period on the above terms and conditions, please so indicate by signing this letter and the enclosed copy where indicated below, then return one copy to me.

                                   Sincerely

                                   /s/ William C. Dillon
                                   -------------------------------------------
                                   William C. Dillon
                                   Director of Avonex(R) Services and
                                    Reimbursement
                                   Biogen, Inc.

Agreed to and accepted:

Nova Factor, Inc.


By:   /s/ Randy Grow
   ---------------------------------
     Randy Grow
     President